Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information: Joe Weigel	May 8, 2017
Director of Communications (317) 972-7006 Direct jweigel@celadongroup.com

Celadon Group Provides Updates on New York Stock Exchange Listing

INDIANAPOLIS, May 8, 2017 /PRNewswire/ -- Celadon Group, Inc. (“Celadon” or the “Company”) (NYSE: CGI) today announced that on May 2, 2017, it received a notice from the New York Stock Exchange (the “NYSE”) notifying the Company of its failure to meet a NYSE listing standard.  The failure  resulted from the Company’s independent auditor’s withdrawal of its reports related to the Company’s Form 10-K for the fiscal year ended June 30, 2016, and Form 10-Qs for the quarters ended September 30 and December 31 2016, respectively (the “Delinquent Periods”).  The withdrawal constitutes a “Filing Delinquency” under Section 802.01E (SEC Annual and Quarterly Report Timely Filing Criteria) of the NYSE Listed Company Manual.  The Company previously disclosed the withdrawal of its auditor’s reports on May 1, 2017 in a press release and Form 8-K, which resulted in the NYSE’s notification of a Filing Delinquency.  This notification and the related process described below are to be expected and are part of the NYSE’s normal compliance process when a listed company’s auditor withdraws an audit report.

The Audit Committee of the Company's Board of Directors is reviewing this development.  The Audit Committee is comprised of all independent directors of the Company, and will be assisted by an independent law firm and a leading, international auditing, tax, and advisory firm.  The expected timing of remedying the Filing Delinquency is not known at this time.

The Company has six months from the date of the Filing Delinquency to cure such delinquency.  The NYSE may, in its discretion, extend the initial cure period for up to an additional six months.  Subject to the NYSE’s ongoing oversight and review, the Company can regain compliance during the cure period by obtaining reissued reports from its auditor and refiling its Form 10-K and Form 10-Qs for the Delinquent Periods.  If the Company fails to file these reports by the expiration of the applicable cure period, the NYSE may commence proceedings to delist the Company’s common stock.  The Company believes that it will continue to be listed on the NYSE, but there can be no assurance that the Company will be able to file the new reports within the initial cure period or any extended cure period.  In addition, the NYSE maintains the ability to commence delisting procedures at any time during the cure period, but as of today the Company does not believe the NYSE will do so.

About Celadon
Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, flatbed, and expedited freight service across the United States, Canada and Mexico.  The Company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including logistics, warehousing, and distribution.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would be,” “intends,” “believes,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to the Audit Committee’s review, the anticipated correction of the Filing Delinquency, the timing of correcting the Filing Delinquency, the Company’s belief that it will continue to be listed on the NYSE, anticipated grace periods, and anticipated NYSE actions with respect to the Filing Delinquency and the listing of the Company’s common stock, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  It is possible that the Company will have to record different financial statement entries. Carrying values of the affected assets, including minority interest in joint venture, could be subject to change. If that occurs, restated financial statements could be required. There can be no assurance that the re-issued statements will not differ materially from those discussed in this press release or as previously filed, or that additional adjustments will not be identified.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the Company’s and its Audit Committee’s review, and subsequent accounting or related review or analysis, the risk that the process of preparing, auditing, and reviewing restated financial statements, if any, or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the reissuance of its financial statements, the Company’s ability to timely file amended periodic reports reflecting restated financial statements, if required, the ramifications of the Company’s potential inability to timely file any required reports, including potential delisting of its common stock on the NYSE, potential claims and proceedings relating to any of these matters, and negative tax or other implications for the Company resulting from any accounting adjustments, as well as other risks described more fully in the Company's filings with the SEC.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

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